UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 30, 2021

MINIM, INC.

(Exact Name Of Registrant As Specified In Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-37649	04-2621506
(Commission File Number)	(I.R.S. Employer Identification No.)

848 Elm Street, Manchester, NH	03101
(Address of Principal Executive Offices)	(Zip Code)

(833) 966-4646

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Explanatory Note

This Current Report on Form 8-K/A (this “Amendment”) is being filed as an amendment to the Current Report on Form 8-K, filed on June 4, 2021 (the “Original Report”). The Original Report was filed, among other things, to report the results of the matters submitted to a vote by the Company’s stockholders at the Company’s 2021 Annual Meeting of Stockholders (the “Annual Meeting”) held on June 2, 2021. This Amendment amends the Original Report solely to correct the disclosure regarding the Charter Amendment (as defined below) and the previously reported results with respect to Proposal No. 3.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On June 30, 2021, Minim, Inc. (the “Company”) filed with the Secretary of State of the State of Delaware a Certificate of Correction (the “Certificate of Correction”) to void the previously filed amendment to the Company’s Certificate of Incorporation to increase the number of authorized shares of capital stock to 62,000,000 shares, consisting of 60,000,000 shares of Common Stock and 2,000,000 shares of Preferred Stock (the “Charter Amendment”). The Company’s authorized capital stock consists of 42,000,000 shares, consisting of 40,000,000 shares of Common Stock and 2,000,000 shares of Preferred Stock.

The foregoing description of the Certificate of Correction is qualified in its entirety by the full text of the Certificate of Correction, which is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders.

On June 2, 2021, the Company held its Annual Meeting. At the Annual Meeting, the Company’s stockholders voted on the following proposals:

(i)	the election of eight directors to serve for the ensuing year until their successors are duly elected and qualified;

(ii)	the ratification of the appointment of RSM US LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2021;

(iii)	an amendment to the Company’s Amended and Restated Certificate of Incorporation to increase the number of authorized shares of capital stock to 62,000,000 shares, consisting of 60,000,000 shares of Common Stock and 2,000,000 shares of Preferred Stock; and

(iv)	a non-binding advisory vote on the compensation of the Company’s named executive officers (the “say-on-pay” vote).

The voting results are reported below:

Proposal 1 - Election of Directors

David Aronoff, Dan Artusi, Graham Chynoweth, Philip Frank, Elizabeth Hitchcock, Jeremy Hitchcock, Joshua Horowitz and Sandra Howe were elected as directors for the ensuing year until their successors are duly elected. Due to the plurality election, votes could only be cast in favor of or withheld from the nominee and thus votes against were not applicable. The results of the election were as follows:

Name	Votes For	Votes Withheld
David Aronoff	17,806,170	84,718
Dan Artusi	17,655,260	235,628
Graham Chynoweth	17,572,112	318,776
Philip Frank	17,794,743	96,145
Elizabeth Hitchcock	17,523,691	367,197
Jeremy Hitchcock	17,572,112	318,776
Joshua Horowitz	17,884,587	6,301
Sandra Howe	17,877,931	12,957

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Proposal 2 - Ratification of the Appointment of RSM US LLP

The appointment of RSM US LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2021 was ratified. Broker non-votes had no effect on the outcome of voting on this proposal. The results of the vote were as follows:

Votes For	Votes Against	Votes Abstained
20,866,288	51	2,231

Proposal 3 – Amendment to the Company’s Amended and Restated Certificate of Incorporation

The amendment to our Amended and Restated Certificate of Incorporation was not approved based upon the following votes:

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
16,544,504	1,166,769	169,615	2,977,682

Proposal 4 – Say on Pay

The non-binding advisory vote the compensation of the Company’s named executive officers was approved. Broker non-votes had no effect on the outcome of voting on this proposal. The results of the vote were as follows:

Votes For	Votes Against	Votes Abstained
17,241,129	599,862	49,897

In the Original Report, the voting results of Proposal No. 3, reflected a tabulation report that treated the proposal as “routine;” however, the Company’s proxy materials for the Annual Meeting described the proposal as “non-routine.” When tabulated as a non-routine matter, Proposal No. 3 was not approved by stockholders. Certain shares of Common Stock beneficially owned by the Company’s Chairman, Jeremy Hitchcock and his spouse, Elizabeth Hitchcock who also is a director of the Company, inadvertently were not voted at the meeting. If those votes had been cast at the meeting and were voted for the proposal, the proposal would have been approved by the requisite vote of the Company’s stockholders.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Title
3.1	Certificate of Correction of Certificate of Amendment of Minim, Inc., filed on June 30, 2021.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:	June 30, 2021	MINIM, INC.

		By:	/s/ Sean Doherty
		Name:	Sean Doherty
		Title:	Chief Financial Officer